UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________________________________
Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 11, 2019
__________________________________________
Cimpress N.V.
(Exact Name of Registrant as Specified in Its Charter)
__________________________________________

The Netherlands	000-51539	98-0417483
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Building D, Xerox Technology Park
Dundalk, Co. Louth
Ireland
(Address of Principal Executive Offices)
Registrant’s telephone number, including area code: +353 42 938 8500

Not applicable
(Former Name or Former Address, if Changed Since Last Report)
__________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

o	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

o	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

o	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

o	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company, as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12.b-2 of this chapter).
Emerging growth company     ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Exchange on Which Registered
Ordinary Shares, par value of €0.01	CMPR	NASDAQ Global Select Market

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On October 11, 2019, Peter Kelly, Executive Vice President and Chief Executive Officer of National Pen, entered into an Award Agreement under the Cimpress N.V. 2019 Long Term Incentive Plan (the "Plan").

2019 Long Term Incentive Plan

The purpose of the Plan is to reward key leaders for delivering strong return on invested capital at the business or groups of businesses of Cimpress (each, a "Business") they oversee. The Plan provides for the award of cash-based incentives (each, an "Award") based on the return on invested capital (ROIC, as defined below) of Cimpress' Businesses over a period of time (the "LTI Performance Period") determined by Cimpress and set forth in the applicable agreement evidencing the Award ("Award Agreement"). The material terms of the Plan are as follows:

Eligibility. All employees, officers or directors of, or consultants or advisors to, Cimpress and its subsidiaries are eligible to be granted Awards under the Plan ("Eligible Participants"). Cimpress determines in its sole discretion which Businesses and Eligible Participants shall participate in the Plan.

Performance Criterion and Vesting. The LTI Payout (as defined below) of each Award is based on the ROIC of the applicable Business. "ROIC" means, for any Business, the internal rate of return realized by Cimpress during the LTI Performance Period for such Business, calculated based on (i) the negative value of the Entry Valuation, as defined in the Plan, (ii) the unlevered free cash flow (positive or negative) generated by the Business during the LTI Performance Period, measured on a constant-currency basis, (iii) cash outflows and/or indebtedness in respect of acquisitions closed during the LTI Performance Period (including related transaction costs), (iv) cash inflows in respect of divestitures closed during the LTI Performance Period (net of related transaction costs), (v) the negative value of the LTI Payout of Awards due solely with respect to such Business and the group of Awards granted in the first year of the LTI Performance Period (calculated on an iterative basis), and (vi) the positive value of the Exit Valuation, as defined in the Plan, all as determined by Cimpress. Each Award vests on the terms determined by Cimpress and set forth in the applicable Award Agreement, and the percentage of each Award that has vested and remains eligible for LTI Payout as of any given date is referred to as the "Vesting Percentage."

Payout of Awards. Following the end of the LTI Performance Period applicable to an Award, Cimpress, in accordance with the terms of the Plan and the applicable Award Agreement, shall determine the amount of the payout due in cash, if any, with respect to such Award, by multiplying the targeted cash incentive amount and currency of the Award, as set forth in the applicable Award Agreement, by the Payout Multiple set forth below, multiplied by the Vesting Percentage of such Award (the "LTI Payout"). Cimpress or the subsidiary employer shall pay any LTI Payout earned by December 31 of the calendar year in which the LTI Performance Period applicable to such Award ends. The Payout Multiple is determined as follows:

ROIC	Payout Multiple
Less than 8.0%	0.0x
8.0% to 12.0%	0.5x to 1.0x
12.0% to 25.0%	1.0x to 4.0x
Greater than 25.0%	4.0x

If the ROIC falls between 8.0% and 12.0% or between 12.0% and 25.0%, Cimpress will use linear interpolation to determine the Payout Multiple.

Change of Control. In the event of a Change of Control of a Business, as defined in the Plan, each outstanding Award related to such Business shall be terminated in exchange for a payout to be paid, to the extent earned in accordance with the terms of the Plan and the applicable Award Agreement, within 60 days following consummation of the Change of Control, provided that for purposes of calculating such LTI Payout, the following shall apply:

Vesting Percentage. Provided that a participant’s service relationship with Cimpress remains in effect through the last business day prior to the consummation of the Change of Control, the Vesting Percentage of such Award shall be equal to a fraction, the numerator of which is the number of completed fiscal quarters in the LTI Performance Period applicable to such Award prior to the consummation of the Change of Control and the denominator of which is the total number of fiscal quarters in the LTI Performance Period applicable to such Award.

LTI Payout Calculation. The LTI Performance Period shall be adjusted to end upon the consummation of the Change of Control. The Exit Valuation Date, as defined in the Plan, shall be the date of the consummation of the Change of Control and the enterprise value of the Business implied in such transaction, as determined by the Company, shall become the Exit Valuation for purposes of the Company’s determination of ROIC. For the avoidance of doubt, the other elements of ROIC shall still be taken into account when calculating the amount of any LTI Payouts due in connection with the Change of Control.

Peter Kelly's Award Agreement

Cimpress granted, and Mr. Kelly accepted by executing an Award Agreement on October 11, 2019, an Award based on the ROIC of the National Pen Business, with a target amount of $880,000. Mr. Kelly's Award Agreement provides that the LTI Performance Period for Mr. Kelly's Award is four fiscal years, beginning on June 30, 2019 and ending on June 30, 2023, and the Award vests in 25% increments on each June 30 of 2020 through 2023, so long as on each vesting date Mr. Kelly is an Eligible Participant. However, if Mr. Kelly ceases to be an Eligible Participant due to his termination without Cause, as defined in the Award Agreement, then a pro-rated portion of the percentage increment of the Award that otherwise would have vested had Mr. Kelly remained with through the next vesting date also shall vest, calculated based on the number of completed fiscal quarters during the then current vesting year measured through the separation date, inclusive.

If for any reason Mr. Kelly ceases to be an Eligible Participant, then the vesting of his Award ceases and he has no further rights with respect to any unvested portion of the Award. Unless he is terminated for Cause, as defined in the Award Agreement, Mr. Kelly retains the portion of his Award that has vested as of the last day on which he was an Eligible Participant. However, unless there an earlier Change of Control of National Pen, there is no LTI Payout under Mr. Kelly's Award until after the LTI Performance Period and only if National Pen's performance during the LTI Performance Period satisfies the minimum ROIC set forth in the Plan.

The foregoing is not a complete description of the Plan and Award Agreement and is qualified by reference to the full text and terms of the Plan and Award Agreement, which are filed as exhibits to this report and incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits

(d)    Exhibits

Exhibit
No.	Description
10.1	2019 Long Term Incentive Plan
10.2	Award Agreement with Peter Kelly, dated October 11, 2019, under 2019 Long Term Incentive Plan

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

October 17, 2019        Cimpress N.V.

By:	/s/ Sean E. Quinn
Sean E. Quinn
Executive Vice President and Chief Financial Officer